UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020 (June 4, 2020)

HighPoint Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38435	82-3620361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

555 17th Street, Suite 3700
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(303) 293-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 par value	HPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2020, director Mark S. Berg notified the Board of Directors (the “Board”) of HighPoint Resources Corporation (the “Company”) of his intention to resign from the Board effective immediately. Mr. Berg’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 5, 2020, the Board appointed Andrew C. Kidd to serve as an independent director of the Company, effective immediately. Mr. Kidd has been appointed to serve on the Compensation Committee and as Chair of the Reserves and EHS Committee.

Mr. Kidd currently serves as a consultant to institutional investors in the energy industry. Mr. Kidd previously served on the Company’s Board from March 2018 through April 2020. Mr. Kidd has served on the boards of Sheridan Production Partners I, LLC and its affiliated entities (“Sheridan”) as an Independent Director since February 2019. Sheridan is a private oil and gas company based in Houston, Texas. Mr. Kidd has served on the Board of High Mesa, Inc., a private oil and gas company with assets in Florida and Oklahoma, since November 2019. Mr. Kidd served as Senior Vice President and General Counsel at Ultra Petroleum from November 2018 until March 2019. From May 2017 to November 2018, Mr. Kidd served as an Independent Manager for GenOn Americas Generation, Inc. in connection with the GenOn bankruptcy. Mr. Kidd served as the Chief Executive Officer, President and General Counsel of Samson Investment Company and Samson Resources Corporation from February 2016 through March 2017, and served on the Company's Executive Team as Senior Vice President and General Counsel from September 2013 through January 2016.

Mr. Kidd began his law career as an associate at DLA Piper in Baltimore, Maryland. Mr. Kidd received his Bachelor of Arts degree from Dartmouth College and his Juris Doctorate degree, with honors, from the University of Maryland School of Law, where he was an editor of the University of Maryland Law Review.

Mr. Kidd will participate in the Company’s standard non-employee director compensation arrangements pursuant to which non-employee directors receive an annual cash retainer of $65,000 and an annual restricted stock unit grant with an estimated value of $125,000. In addition, Mr. Kidd will enter into the Company’s standard indemnification agreement, a form of which was included as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the Securities and Exchange Commission on May 8, 2018.

Mr. Kidd was appointed as a director pursuant to the terms of the Stockholders Agreement dated as of March 19, 2018, as amended, by and among the Company, Fifth Creek Energy Company, LLC and NGP Natural Resources XI, L.P. Mr. Kidd has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 5, 2020	HIGHPOINT RESOURCES CORPORATION

		By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel; and Secretary